EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107329 on Form S-8 of Westamerica Bancorporation of our report dated June 20, 2013, on the 2012 and 2011 financial statements of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) appearing in the 2012 Annual Report on Form 11-K of the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP).

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California
June 20, 2013